                                                                    Exhibit 4.19

                          COMMON STOCK PURCHASE WARRANT

                TO PURCHASE __________ SHARES OF COMMON STOCK OF

                             INTERCHANGE CORPORATION


UNDER NASD RULE 2710(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD DURING THE INITIAL PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK (THE "PUBLIC OFFERING") OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OR COMMENCEMENT OF SALES OF THE PUBLIC OFFERING.

            THIS COMMON STOCK PURCHASE WARRANT certifies that, for value received, Roth Capital Partners, LLC (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after October __, 2005 (the "Initial Exercise Date") and on or prior to the close of business on October __, 2009 (the "Termination Date") but not thereafter, to subscribe for and purchase from Interchange Corporation, a corporation incorporated in the State of Delaware (the "Company"), up to ________ shares of Common Stock, par value $0.00001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $________ [EQUAL TO 125% OF PUBLIC OFFERING PRICE], subject to adjustment hereunder. "Warrant" as used herein shall include this common stock purchase warrant and any warrants delivered in substitution or exchange therefor as provided herein.

            1. Title to Warrant. Prior to the Termination Date and subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the above legend, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

            2. Authorization of Shares. The Company covenants that all shares of Common Stock (or other securities to which Holder is entitled pursuant to Section 11 or Section 12 hereof) which may be issued upon the exercise of the purchase rights represented by this Warrant (the "Warrant Shares") will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

            3. Exercise of Warrant.

                  (a) Except as provided in Section 4 herein, the purchase rights represented by this Warrant may be exercised in whole or in part, at any time, or from time to time, on or after the Initial Exercise Date and on or before the Termination Date by delivering this Warrant and the Notice of Exercise Form annexed hereto duly executed to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and by payment of the Exercise Price of the shares thereby purchased by wire transfer, cash or check. Warrant Shares purchased hereunder shall be delivered to the Holder within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price. If eligible, the Warrant Shares shall be delivered by the Company to the Holder via the Depository Trust Company's ("DTC") Deposit Withdrawal Agent Commission ("DWAC") system via the DTC instructions provided to the Company in the Notice of Exercise. If the Company fails to deliver the Warrant Shares to the Holder pursuant to this Section 3(a) by the close of business on the third (3rd) business day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the close of business on the third (3rd) business day after the date of exercise, and if after such third (3rd) business day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (i) pay in cash to the Holder the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds
      (B) the amount obtained by multiplying (x) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (y) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, under clause (i) of the immediately preceding sentence, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

            4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

            5. Charges and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

            6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

            7. Transfer, Division and Combination.

                  (a) Subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new

      Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                  (b) Subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

            8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

            9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

            10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday on which banks in the United States are closed, then such action may be taken or such right may be exercised on the next succeeding day which is not a Saturday, Sunday or legal holiday.

            11. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, Etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (a) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring entity ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, instead of the shares of Common Stock, the number of shares of common stock and/or Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock" of a corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

            13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

            14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and/or other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and/or other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

            15. Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Common Stock, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another entity, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                  (d) the loss of effectiveness or availability for use of the Registration Statement, as reasonably determined by the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place, and (iii) in the case of the loss of effectiveness or availability for use of the Registration Statement, promptly upon knowledge by the Company of such occurrence. Such notice in accordance with the foregoing clauses (a)-(c) also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Such notice in accordance with clause (d) shall also specify the Company's good faith belief as to when a registration statement registering such sale shall be filed or amended or available for use again. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(e).

            16. Authorized Shares; No Impairment; Authorizations. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market or exchange upon which the Common Stock may be listed.

            Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this

Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will
(a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

            17. Registration Rights.

                  (a) At any time on or after the Initial Exercise Date, Holder shall have the right to request that the Company file with the Securities and Exchange Commission a registration statement covering the resale of the Warrant Shares for an offering to be made on a continuous basis pursuant to Rule 415 or registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant (the "Registration Statement"); provided, however, the Company shall not have any obligation to file a Registration Statement if, at such time, all of the Warrant Shares could be sold by Holder without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by legal counsel reasonably acceptable to Holder pursuant to a written opinion to such effect addressed and acceptable to the Company's transfer agent. Upon such request, Company shall file within thirty (30) days of such request (the "Filing Deadline") the Registration Statement required hereunder and shall use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all of the Warrant Shares. The Company shall pay all costs and expenses related to the registration of the Warrant Shares. The Company shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act, until all Warrant Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k), as determined by legal counsel reasonably acceptable to Holder pursuant to a written opinion to such effect addressed and acceptable to the Company's transfer agent.

                  (b) If the Registration Statement is not filed with the SEC on or before the Filing Deadline or, in the event the Registration Statement is reviewed by the SEC, if the Company does not submit written responses to the SEC within ten (10) business days after receipt of comments to the Registration Statement from the SEC (thirty (30) calendar days in the event the SEC requires material changes to or a restatement of the Company's financial statements), the Company shall pay to Holder an amount equal to the product of (i) the Exercise Price multiplied by (ii) 2.0% for each 30-day period (or pro rata portion thereof) after the Filing Deadline and prior to the date the Registration Statement is filed with the SEC or after the ten (10) business day (or thirty (30) calendar days as applicable) period after the Company receives the SEC's comments to the Registration Statement and prior to the date the Company submits written responses to such comments, as the case may be.

                  (c) The Company shall, not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, (i) furnish to Holder copies of the Registration Statement or prospectus proposed to be filed, which documents will be subject to the review of such Holder, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. Furthermore, the Company shall advise Holder, within two (2) business days: (x) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Warrant Shares under state securities or "blue sky" laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (y) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

                  (d) In addition, Holder shall be entitled to unlimited "piggyback" registration rights such that if the Company proposes to register (including for this purpose a registration effected by the Company for security holders other than Holder) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares), the Company shall, at such time, promptly give Holder written notice (the "Company's Notice") of such registration. Upon the written request of Holder given within twenty
      (20) days of the Company's Notice, the Company shall cause to be registered under the Act all of the Warrant Shares that such Holder has requested to be registered; provided, however, if such public offering is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all of the Warrant Shares that such Holder has requested to be registered would interfere with the successful marketing of a smaller number of such shares of the Company's stock or other securities, the number of Warrant Shares to be included in such public offering shall be reduced as determined in the good faith judgment of such managing underwriter; provided further that the managing underwriter shall reduce, limit or exclude securities for registration in the following order: (i) first, among securities requested to be included in such registration by any person who does not have a contractual right to request registration of such securities; (ii) second, pro rata among the securities requested to be included in such registration by persons with a right to request registration of such securities, on the basis of the number of securities owned by such holders requesting inclusion in the registration; and (iii) third, among the securities which the Company proposes to sell. Upon request by the managing underwriter of such offering, any Warrant Shares that are thereby excluded from the offering shall be withheld from the market by the Holder for a period (not to exceed 30 days prior to the effective date and 90 days thereafter) that the managing underwriter reasonably determines is necessary in order to successfully complete the underwritten public offering; provided, however, that the foregoing restrictions shall not apply to Holder unless all officers and directors of the Company and all holders of one percent or more of the Company's outstanding capital stock and all holders with registration rights of any kind are bound by similar agreements or restrictions.

                  (e) (i) The Company agrees to indemnify and hold harmless each Selling Stockholder (as defined below) from and against any losses, claims, damages, liabilities or expenses to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any untrue statement of a material fact contained in the Registration Statement or prospectus, (B) any failure by the Company to fulfill any undertaking included in the Registration Statement, (C) any breach of any representation, warranty or covenant made by the Company in this Warrant and (D) any violation or alleged violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Warrant Shares (but excluding claims arising from a failure of the Holder to deliver the prospectus in compliance with applicable securities laws, where such failure to deliver was the cause of such claim or would have corrected the alleged damage), and the Company will promptly reimburse such Selling Stockholder for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use in preparation of the Registration Statement.

                        (ii) The Holder agrees (severally and not jointly with any other Holder) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities or expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise solely out of, or are based solely upon, (A) any untrue statement of a material fact contained in the Registration Statement, but only if and to the extent that such untrue statement was made in reliance upon and in conformity with written information furnished by the Holder specifically for use in preparation of the Registration Statement (provided, however, that the Holder shall not be liable in any such case for any untrue statement in any Registration Statement or prospectus if such statement has been corrected in writing by such Holder and delivered to the Company at least three business days prior to the pertinent sale or sales by the Holder) or (B) any violation or alleged violation of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Warrant Shares by Holder, and the Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim. Notwithstanding the foregoing, the Holder's aggregate liability pursuant to this subsection (ii) shall be limited to the net amount received by the Holder from the sale of the Warrant Shares.

                        (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
      Section 17(e), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this
      Section 17(e) (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 17(e). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided further, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnifying person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                        (iv) If the indemnification provided for in this Section 17(e) is unavailable to or insufficient to hold harmless an indemnified party under subsection (A) or (B) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), Holder shall not be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Warrant Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection to contribute are several in proportion to their sales of Warrant Shares to which such loss relates and not joint.

                        (v) For purposes of this Section 17(e), the term "Selling Stockholder" shall include the Holder, its officers, directors, employees, partners, agents and any person controlling such Holder; the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and the term "untrue statement" shall include (A) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            18. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the state of New York as applied to contracts among New York residents made and to be performed entirely within the state of New York, without regard to its conflict of law principles or rules.

                  (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) NASD Rules. Notwithstanding anything contained in this Warrant, the terms of this Warrant are intended to comply with the rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters and placement agents, and any provision of this Warrant that is determined to be inconsistent with such rules shall be deemed to be modified to the extent necessary to comply with such rules.

                  (e) Notices. Except as otherwise provided herein, any notice or request required or permitted to be given or delivered to the Holder by the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to Holder, (ii) when sent by electronic mail or confirmed facsimile if sent during normal business hours of Holder, and if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices or requests shall be sent to: ATTN: ___________, Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, Facsimile No.
      (949) 720-7223.

                  (f) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (g) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (h) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder; provided, however, if this Warrant is subsequently transferred to other Persons, this Warrant may be modified or amended or the provisions hereof waived with the written consent of such transferees (and the original Holder if such Holder holds any part of the Warrant at such time) holding Warrant(s) exercisable into a majority of the Warrant Shares then issuable under the Warrants derived from the initial Warrant.

                  (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  October __, 2004
                                       INTERCHANGE CORPORATION

                                       By: _____________________________________
                                            Name:
                                            Title:

                               NOTICE OF EXERCISE

To:   Interchange Corporation

            (1) The undersigned hereby elects to purchase ________ Warrant Shares of Interchange Corporation pursuant to the terms of the Common Stock Purchase Warrant dated October __, 2004 (which is attached hereto), and tenders herewith payment of the exercise price in full.

            (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                          ___________________________


The Warrant Shares shall be delivered to the following DTC account:

                          ___________________________

                          ___________________________

                          ___________________________

                                           ROTH CAPITAL PARTNERS, LLC


                                           By: ______________________________
                                                 Name:
                                                 Title:

                                           Dated: ___________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

            FOR VALUE RECEIVED, the foregoing Common Stock Purchase Warrant dated October __, 2004 and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_____________________________________________________________________.


_____________________________________________________________________


                                                  Dated: ______________, _______



                  Holder's Signature: _____________________________

                  Holder's Address:   _____________________________

                                      _____________________________